UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2024 (June 26, 2024)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY CO LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Limited liability company interests	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On June 26, 2024, Greenbacker Renewable Energy Company LLC (“GREC LLC”) and each of its affiliates (collectively, the “Company”) and Michael Landenberger entered into a separation agreement (the “Separation Agreement”), pursuant to which (i) Mr. Landenberger’s role as Chief Accounting Officer of the Company will terminate on August 15, 2024 (the “Separation Date”), and (ii) the Company will engage Mr. Landenberger as a consultant.

Pursuant to the Separation Agreement, subject to certain conditions and Mr. Landenberger’s execution, delivery, and non-revocation of a release of claims, Mr. Landenberger will be eligible to receive certain payments less all applicable tax withholdings and deductions, including the following: (i) a lump sum cash severance payment of $300,000.00 to be paid in twelve (12) equal monthly installment payments of $25,000.00; (ii) and as additional consideration for Mr. Landenberger’s promises and covenants regarding non-disclosure of confidential information, an amount of $1,000.00. Pursuant to the Separation Agreement, Mr. Landenberger is required to comply with certain restrictive covenants regarding nondisclosure of Company information and non-disparagement.

In addition, on June 26, 2024, the Company and Mr. Landenberger entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Landenberger will provide certain consulting, transition, and other services (the “Services”) to the Company for a period of six months commencing on the Separation Date and shall renew monthly thereafter. Either Mr. Landenberger or the Company may terminate the Consulting Agreement at any time upon sixty (60) days prior written notice. In consideration for the Services performed under the Consulting Agreement, the Company shall pay Mr. Landenberger a fee, in cash, at the rate of $350 per hour payable by the tenth (10th) day of each month following the month services are performed.

The foregoing descriptions of the Separation Agreement and Consulting Agreement and the transactions contemplated thereby are summaries and are subject to, and qualified in their entirety by, the full text of the Separation Agreement and Consulting Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement, dated as of June 26, 2024, by and among Greenbacker Renewable Energy LLC (together with Greenbacker Administration and Greenbacker Capital Management LLC) and Michael Landenberger
10.2	Consulting Agreement, dated as of June 26, 2024, by and among Greenbacker Administration LLC and Michael Landenberger
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2024	Greenbacker Renewable Energy Company LLC

	By:	/s/Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director